ARTHUR MAGOWSKI, as custodian of his IRA, on behalf of himself and all others similarly situated, Plaintiff, v. THE PARKING REIT, INC., et al., Defendants.	IN THE CIRCUIT COURT FOR BALTIMORE CITY Case No. 24-C-19-003125 LEAD CASE

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS AND DERIVATIVE ACTION,
SETTLEMENT APPROVAL HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF THE PARKING REIT, INC. (“TPR” OR THE “COMPANY”) ISSUED AND OUTSTANDING AS OF MARCH 29, 2019, OWNING OR HOLDING SUCH SHARES AT ANY TIME ON OR AFTER MARCH 29, 2019, TOGETHER WITH ANY AND ALL OF THEIR RESPECTIVE ASSIGNEES, TRANSFEREES, SUCCESSORS, SUCCESSORS-IN-INTEREST, HEIRS, EXECUTORS, REPRESENTATIVES, TRUSTEES AND ADMINISTRATORS, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM.

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THE CONSOLIDATED ACTION (AS DEFINED BELOW). IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT OR PURSUING THE RELEASED PLAINTIFF CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD THE COMMON STOCK OF TPR FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I. PURPOSE OF THIS NOTICE

            The purpose of this Notice is to inform you of the proposed settlement (“Settlement”) of both the above-captioned lawsuit (the “Consolidated Action”), which is pending in the Circuit Court for Baltimore City, Maryland (the “Maryland Court” or the “Court”), and the related lawsuit captioned SIPDA Revocable Trust, by Trenton J. Warner, Director, on behalf of itself and all others similarly situated v. The Parking REIT, Inc., et al., Case No. 2:19-cv-00428, pending in the United States District Court for the District of Nevada (“SIPDA Action” and together with the Consolidated Action, the “Litigations”). Capitalized terms as used herein shall have the same meaning as in the Stipulation and Agreement of Compromise, Settlement and Release (“Stipulation”), which is filed in the Consolidated Action and sets forth the complete terms and conditions for this Settlement. The Stipulation, along with related case documents, is available on the Settlement Administrator’s website (www.theparkingreitsettlement.com), and on the Investor Relations section of TPR’s corporate website (www.theparkingreit.com/investor-relations/).

The Maryland Court has granted preliminary approval of the Settlement and preliminary certification of the Settlement Class (as defined below) and has scheduled a hearing to be held on July 16, 2021 at 2:00 p.m. Eastern Time (“Settlement Final Approval Hearing”) to consider the Settlement and whether to enter an Order and Final Judgment approving the Settlement. This hearing will be conducted by remote electronic means using Zoom as described below in this Notice under Section

IX headed “SETTLEMENT FINAL APPROVAL HEARING.”  Among the issues to be considered and determined by the Court at the Settlement Final Approval Hearing are (i) whether the Settlement should be approved as fair, reasonable, adequate, and in the best interests of the Settlement Class and in the best interests of TPR on whose behalf the derivative claims are asserted; (ii) whether Plaintiffs Arthur Magowski and Michelle Barene should be finally approved and designated as the representatives of the Settlement Class and whether Interim Settlement Class Counsel, the law firms of Blau & Malmfeldt, Girard Sharp LLP, and Kramon & Graham, P.C., should be finally approved and confirmed as counsel for the Settlement Class; (iii) whether the Settlement Class should be finally certified; (iv) whether an application by Plaintiffs’ Counsel in the Litigations for an award of attorneys’ fees and reimbursement of expenses should be granted; (v) whether applications on behalf of the named Plaintiffs in the Litigations for contribution awards should be granted; (vi) any other matters as the Court may deem appropriate; and (vii) any objections to any of the foregoing.  As a Settlement Class Member (defined below), you have a right to participate in the Settlement Final Approval Hearing as described herein.

            The Non-Opt-Out Settlement Class:  The Maryland Court has determined that the Consolidated Action shall be preliminarily maintained, pending final court approval, for purposes of settlement only, and pursuant to Maryland Rules 2-231(b), 2-231(c)(1), and 2-231(c)(2), as a non-opt-out class defined as record owners and beneficial holders of shares of common stock of TPR issued and outstanding as of March 29, 2019 (the “Class Shares” or a “Class Share”), holding or owning Class Shares at any time from and including March 29, 2019 until and including the date of Final Court Approval of the Settlement, together with any and all assignees, transferees, successors, successors-in-interest, heirs, executors, representatives, trustees, and administrators with regard to Class Shares (“Settlement Class” and each member of the Settlement Class a “Settlement Class Member” or “Members”).  For clarity and the avoidance of doubt, the Settlement Class includes any person or entity that held or owned a Class Share on March 29, 2019, regardless of when acquired or whether held or owned thereafter, or at any time thereafter up to and including the date of Final Court Approval of the Settlement regardless of how or in what form those Class Shares were held or owned.  Excluded from the Settlement Class are (a) Defendants, and their officers, directors, subsidiaries and affiliates; (b) all judges assigned to the Litigations and any members of their immediate families; and (c) the Parties’ counsel of record in the Litigations.

            The Derivative Claims:  The derivative claims are asserted on behalf of TPR.  Only record owners or beneficial holders of common stock of TPR as of the date of the Settlement Final Approval Hearing may object to the Settlement with regard to the derivative claims asserted on behalf of TPR as the nominal defendant in the Consolidated Action.

            This Notice describes various rights you have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.  If the Maryland Court approves the Settlement, the parties will ask the Court at the Settlement Final Approval Hearing to enter an Order and Final Judgment dismissing the Consolidated Action with prejudice on the merits, including all claims asserted or that could have been asserted on behalf of the Settlement Class, and to thereby give final approval to the Settlement which also provides for the dismissal of the SIPDA Action.

THERE IS NO CLAIMS PROCESS IN CONNECTION WITH THE SETTLEMENT.  ELIGIBLE SETTLEMENT CLASS MEMBERS NEED NOT TAKE ANY ACTION IN ORDER TO RECEIVE DISTRIBUTIONS PURSUANT TO THE PLAN OF ALLOCATION.

IF YOU ARE A SETTLEMENT CLASS MEMBER, YOU WILL BE BOUND BY ANY JUDGMENT ENTERED IN THE CONSOLIDATED ACTION WHETHER OR NOT YOU ACTUALLY RECEIVE THIS NOTICE.  YOU MAY NOT OPT OUT OF THE SETTLEMENT CLASS.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE MARYLAND COURT.  IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF A COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II. BACKGROUND ON THE LITIGATIONS

            TPR is a public, non-listed Maryland corporation engaged in acquiring, owning, and managing parking facilities and related real estate.  In August 2017, TPR issued proxies soliciting votes approving a merger with MVP REIT II, Inc. (“Merger”), which TPR’s common stockholders subsequently approved.  The Merger was consummated in December 2017.  Later, in April 2019, TPR entered a contract with its external advisor, MVP Realty Advisors, LLC (“Advisor”), and the Advisor’s affiliates (“Contribution Agreement”).  The Contribution Agreement provided for the termination of the advisory contract between TPR and the Advisor, and TPR’s internalization of the management functions and services previously provided by the Advisor on an external basis (“Internalization Transaction”).  The Internalization Transaction was accomplished by TPR’s assumption of substantially all of the Advisor’s assets along with related liabilities and TPR’s hiring of the Advisor’s employees.  As consideration, TPR agreed to issue the Advisor a total of 1,600,000 shares of TPR common stock in four equal installments of 400,000 shares each.  At the time of this Notice, three of the installment issuances have been made and the remaining issuance of 400,000 shares is scheduled for December 31, 2021.

            The Litigations allege that the value of the 1,600,000 shares that TPR was required to issue the Advisor exceeded the value received by TPR, that the issuance of shares to the Advisor diluted TPR’s public stockholders, and that value was thereby improperly transferred from the public common stockholders to the Advisor and its ultimate owners including Defendant Michael V. Shustek (“Shustek”).

In the Consolidated Action, each plaintiff alleges that the terms of the Internalization Transaction were unfair to TPR and its public common stockholders and asserts claims under Maryland law for breach of fiduciary duty, unjust enrichment, and declaratory relief.  One plaintiff made a derivative demand upon TPR’s Board of Directors (“Board”) which the Board formed a committee to investigate; the other plaintiff alleged that demand upon the Board was futile.  Copies of the complaints filed in the Magowski Action and in the Barene Action are available at the Settlement Administrator’s website, www.theparkingreitsettlement.com.

In the SIPDA Action, the plaintiff also claims that the proxies issued in connection with the Merger, as well as a subsequent proxy, were false and misleading because, among other things, they did not disclose “Defendants’ [alleged] scheme to transfer wealth to Shustek and his affiliates through the MVP Merger and the Internalization [Transaction].”  The plaintiff in the SIPDA Action asserts claims for violations of Sections 14 and 20 of the Securities Exchange Act of 1934 and for breach of fiduciary duty under Maryland law.  A copy of the complaint filed in the SIPDA Action is available at the Settlement Administrator’s website (www.theparkingreitsettlement.com).

Defendants deny all allegations of wrongdoing, fault, liability, or damages to Plaintiffs or the Settlement Class; deny that they engaged in any wrongdoing, breached any duty, including any fiduciary duty, committed any violation of law, or acted improperly in any way; and deny that any claims by any of the Plaintiffs in the Litigations have any merit.  All Defendants moved to dismiss the Plaintiffs’ claims in each of the Litigations, and those motions to dismiss were still pending when the Parties agreed to this Settlement.

            Prior to agreeing in principle to this Settlement, plaintiffs in the Consolidated Action conducted document discovery and obtained deposition testimony from three witnesses and engaged in settlement negotiations from June-October 2020.  In September 2020, during these negotiations, Bombe, Ltd. (“Bombe”), a Cincinnati, Ohio-based alternative asset manager with experience owning and managing parking-related real estate, sent TPR a non-binding letter of interest contemplating equity purchases and contributions by Bombe or a Bombe affiliate.  Later that month, the Parties to the Litigations engaged in two full-day mediation sessions with William A. Baten, Esq., an experienced mediator.  Although the mediation sessions ended in impasses, the Parties continued to negotiate, assisted by Mediator Baten, and eventually reached an agreement in principle in October 2020 for the Settlement described below.

On January 8, 2021, TPR and Bombe Affiliate CU (and others) executed an agreement titled as the Equity Purchase and Contribution Agreement (“Equity & Contribution Agreement”) for, among other things, certain transactions involving equity purchases and contributions, which are referred to herein at the “Bombe Transactions.”  On January 14, 2021, TPR filed with the SEC a Form 8-K attaching the Equity & Contribution Agreement as an exhibit.

            On April 20, 2021, the Maryland Court entered an order preliminarily approving the Settlement, preliminarily certifying the Settlement Class, setting a schedule for the Court’s final review of the Settlement, and establishing customary notice and objection procedures for Settlement Class Members.  A copy of the Preliminary Approval Order is available at the Settlement Administrator’s website (www.theparkingreitsettlement.com).

III. THE SETTLEMENT AND PARTICIPATION IN THE SETTLEMENT

In consideration for the full and final settlement and the release of all Released Plaintiff Claims by Plaintiffs and the Settlement Class, the dismissal with prejudice of the Consolidated Action, and the dismissal of the SIPDA Action, the terms of the Settlement include:

A.	The Effective Date of the Settlement shall be deemed to occur on the date on which all of the following conditions have been met: (a) the Order and Final Judgment approving the Settlement is entered by the Court; (b) the Bombe Transactions Closing shall have occurred; and (c) the Judgment has become Final (as defined in the Stipulation).

B.	TPR shall pay, or cause to be paid, to the Settlement Trust Account, to be established under the direction of Interim Settlement Class Counsel, a monetary payment in the amount of $2.5 million ($2,500,000.00), or, if after payment of all covered amounts and reserving for projected covered amounts, including attorneys’ fees, expenses and costs, the remaining amount of coverage under certain TPR Insurance Policies as of the Payment Date, whichever amount is greater.

C.	At the closing on the Bombe Transactions (the “Bombe Transactions Closing”), which will not occur until after approval by the Maryland Court of the Settlement and entry of the proposed Order and Final Judgment, Advisor and/or its affiliates shall deliver to the Settlement Administrator a total of 175,000 shares of the TPR common stock issued to the Advisor pursuant to the Contribution Agreement as part of the Internalization Transaction (“Advisor Contributed Shares”). Bombe Affiliate CU has agreed to purchase from the Settlement Administrator the Advisor Contributed Shares at the price of $11.75 per share for a total purchase amount of $2,056,250.00, which amount shall be deposited into the Settlement Trust Account and become part of the Settlement Funds. Upon payment by Bombe Affiliate CU, the Settlement Administrator shall deliver the Advisor Contributed Shares to Bombe Affiliate CU. Neither the Advisor nor any of its affiliates shall receive or be entitled to receive any portion of the amount paid for the Advisor Contributed Shares.

D.	Upon the Effective Date of the Settlement, the obligation for the issuance by TPR of the fourth installment of 400,000 shares of common stock to the Advisor, which the Contribution Agreement requires be made on December 31, 2021, shall be deemed cancelled and become null and void.

E.	After the Bombe Transactions Closing, Bombe Affiliate CU has agreed to commence a tender offer for the purchase of up to 900,506 shares of TPR common stock (approximately 15% of the outstanding shares with the exclusion in the next sentence) at the per share price of $11.75 as provided for in Section 8.1 of the Equity& Contribution Agreement (the “Tender Offer”). The shares to be purchased by Bombe Affiliate CU in the Tender Offer shall not include any shares held by Shustek, the Advisor or any Persons affiliated or associated with Mr. Shustek or the Advisor, as those shares are excluded from participating in the Tender Offer.

F.	The costs and expenses of providing this Notice to Settlement Class Members and all other fees, costs and expenses associated with administration of this Settlement will be paid from the Settlement Funds, and in no event shall any Settlement Class Member be responsible for any notice or administration costs or expenses.

IV. PLAN OF ALLOCATION

Upon approval of the Settlement and the Order and Final Judgment, as entered by the Maryland Court, becoming Final (as provided in the Stipulation), the “Net Settlement Funds” shall be distributed by the Settlement Administrator under the direction of Interim Settlement Class Counsel on a prorated, per share basis to those Settlement Class Members holding Class Shares as of the Effective Date of the Settlement.  “Net Settlement Proceeds,” as defined in the Stipulation, means the amount remaining in the Settlement Trust Account after deduction for all fees, costs and expenses associated with administration of the Settlement, including notice to the Settlement Class Members, and for all amounts awarded by the Court for attorneys’ fees and expenses and contribution awards, as described herein and in the Stipulation.

THERE IS NO CLAIMS PROCESS IN CONNECTION WITH THE SETTLEMENT.  ELIGIBLE SETTLEMENT CLASS MEMBERS NEED NOT TAKE ANY ACTION IN ORDER TO RECEIVE DISTRIBUTIONS PURSUANT TO THE PLAN OF ALLOCATION.

V. DISMISSALS, RELEASES AND COVENANTS

A.        Subject to final approval of the Settlement by the Maryland Court the following dismissals, releases and covenants shall be binding and controlling on all named Plaintiffs in the Litigations and on all members of the Settlement Class as defined in the Consolidated Action:

(a)               The Consolidated Action will be dismissed on the merits with prejudice as to all Defendants and against all members of the Settlement Class.  Within three (3) days of entry of the Order and Final Judgment in the Consolidated Action, the parties to the SIPDA Action shall file in that action a joint motion requesting dismissal of the SIPDA Action on the terms of a proposed order attached to the Stipulation as Exhibit E.

(b)               All Plaintiff Releasors, including without limitation each Settlement Class Member, individually and collectively, shall be deemed to have, and by operation of law shall have, fully, finally and forever discharged, relinquished, extinguished, settled, and released their rights to assert on their own behalf, including as a class representative, or derivatively on behalf of TPR each and every Released Plaintiff Claims against the Defendants and the other Defendant Releasees, which includes Bombe, Ltd. and its affiliates, including Bombe Affiliate CU.  “Released Plaintiff Claim” means all Claims and causes of action of every nature and description, whether known Claims or Unknown Claims and whether direct or derivative, arising under, based upon or relating to any state or federal statutory law or common law, including without limitation any federal or state securities law, that were or could have been asserted in the Litigations or in any other forum, directly by or on behalf of any Settlement Class Member or derivatively on behalf of TPR, that arise out of, are based upon, or relate to (x) the allegations, acts, events, transactions, facts, matters or occurrences, statements, representations, misrepresentations or omissions, or any other matter, thing, or cause, whatsoever, or any series thereof, embraced, involved, set forth, or referred to in the complaints and amended complaints in the Litigations, including any claims or matters relating to or arising out of the MVP Merger, the Internalization Transaction or any SEC Filings relating in any way to the matters included within the scope of this part (x), (y) the Bombe Transactions, the Equity & Contribution Agreement or any other agreement described or referenced in or related to the Equity & Contribution Agreement, including without limitation the Tender Offer, or (z) the negotiation, consideration or approval by TPR’s Board of Directors (and the individual directors) or any Special Committee (and its director members) of TPR’s Board of Directors of any matter, agreement or transaction included within the scope of parts (x) and (y); provided, however, that the Released Plaintiff Claims shall not include any claims arising out of or based upon this Stipulation or the enforcement of the terms of the Settlement.  For clarity and avoidance of doubt, the Released Plaintiff Claims include, without limitation, any known Claims or Unknown Clams, whether direct or derivative, by Plaintiffs or any Settlement Class Member asserted in or that could have been asserted in the SIPDA Action, including the Claims brought or that could have been brought in the SIPDA Action under federal securities laws as well as any Claims that arise out of, are based upon, or relate to any conduct of the Defendant Releasees prior to the Bombe Transactions Closing arising out of or relating in any way to the Claims in the Litigations or to the Bombe Transactions.

(c)        If the Settlement becomes Final, the release described above as to Released Plaintiff Claims will extend to any and all Released Plaintiff Claims that Plaintiffs or any Settlement Class Member may have at the Effective Date of the Settlement, known or unknown, including, without limitation, those which, if known, might have affected the decision to enter into or to object to the Settlement (“Unknown Claims”).  Settlement Class Members shall be deemed to have expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which may have the effect of limiting the releases set forth above, including section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(d)       In addition to the foregoing release, pursuant to the Order and Final Judgment, upon the Effective Date of the Settlement, all Plaintiff Releasors and Settlement Class Members, individually and collectively, shall be deemed to have covenanted and agreed for all purposes, whether by direct or derivative action, not to sue any Defendant Releasees for any matter or circumstance whatsoever, even if occurring in the future, arising out of, based upon or relating to any subject included in the definition of Released Plaintiff Claims, including without limitation the Bombe Transactions or the Bombe Transactions Closing.

B.        In addition to the releases and covenants described above and to be given on behalf of the Plaintiffs and the Settlement Class Members, the Defendant Releasors shall be deemed to have, and by operation of law shall have, fully, finally and forever discharged, relinquished, extinguished, settled, and released each and every Released Defendant Claim against all Plaintiff Releasees, which includes all Settlement Class Members.  “Released Defendant Claims” means all Claims and causes of action of every nature and description, whether known Claims or Unknown Claims under any state or federal statutory law or common law that arise out of, are based upon, or relate to the institution, prosecution, or settlement of the claims asserted in the Litigations; provided, however, that the Released Defendant Claims shall not include any claims arising out of or based upon the Stipulation or the enforcement of the Settlement.

VI. REASONS FOR THE SETTLEMENT

Plaintiffs brought their claims in good faith and believe that their claims have merit; however, based upon Plaintiffs’ and Plaintiffs’ Counsel’s investigation and prosecution of the Litigations, including an analysis of the strengths and weaknesses of their cases and claims, review of the materials and testimony obtained through the discovery process in the Consolidated Action, review of publicly available documents related to the subject matters alleged and at issue in the pleadings in the Litigations and at issue in the Magowski Derivative Demand, review of confidential documents provided by Defendants, and review of materials related to the Equity & Contribution Agreement, and subject to the completion of the additional discovery as provided in the Stipulation, Plaintiffs and Plaintiffs’ Counsel have concluded that the Settlement on the terms and conditions contained in this Stipulation is fair, reasonable and adequate to the Settlement Class, including current TPR Stockholders, and to TPR, on whose behalf the derivative claims have been asserted, and that it is in the best interests of the Settlement Class and TPR to consummate the Settlement, subject to approval by the Maryland Court.  Plaintiffs and Interim Settlement Class Counsel recognize that continued litigation involves inherent delays and risks of uncertainty in outcome, and they believe that the Settlement provides substantial benefits and protections for the Settlement Class and for TPR as the nominal defendant on the derivative claims.

            Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability, or damage to Plaintiffs or the Settlement Class, deny that they engaged in any wrongdoing, deny that they committed any violation of law, and deny that they acted improperly in any way.  Defendants believe that they acted properly at all times and that the Litigations have no merit.  Defendants enter into the Settlement solely because they consider it desirable that the Litigations be settled and dismissed in order to, among other things, (i) eliminate the burden, inconvenience, expense, risk and distraction of further litigation; and (ii) finally resolve and terminate all of the claims that were or could have been asserted against Defendants in the Consolidated Action or the SIPDA Action.

VII. APPLICATION FOR ATTORNEYS’ FEES AND
EXPENSES AND FOR CONTRIBUTION AWARDS

            As part of the Maryland Court’s consideration of the Settlement, Plaintiffs and Plaintiffs’ Counsel shall seek an award of attorneys’ fees and expenses from the Court as compensation for benefits bestowed upon the Settlement Class and TPR, and the named Plaintiffs shall seek contribution awards for their efforts in initiating and pursuing the Litigations (collectively, the “Fee and Contribution Award Application”).  The Fee and Contribution Award Application shall be for an award in an aggregate amount of up to 33.33% of the “Settlement Consideration” calculated by Plaintiffs and Plaintiffs’ Counsel to have an estimated value of $9,256,250 based upon the amount of cash that will become part of the Settlement Funds and an estimate of the value of the cancelled shares, although those shares were not to have been issued until December 31, 2021.  The “Settlement Consideration” is comprised of: (i) a cash payment to the Settlement Trust Account that shall be in an amount no less than $2,500,000 (discussed in Section III.B above); (ii) the Advisor Contributed Shares, the $2,056,250 of proceeds from the sale of which shall become part of the Settlement Funds (discussed in Section III.C above); and (iii) the cancellation of the fourth installment of 400,000 shares of TPR common required to be issued to the Advisor (discussed in Section III.D above).  Based on a per share estimated net asset value (“NAV”) of $11.75, as determined by TPR’s Board of Directors for shares of common stock outstanding as of January 8, 2021, the cancelled shares, if issued, may have had an estimated aggregate value of $4,700,000.  Any award of attorneys’ fees and reimbursement of expenses or contrbution awards shall be paid solely from the Settlement Funds deposited in the Settlement Trust Account.

            Neither the resolution of nor any ruling on the Fee and Contribution Award Application in the Consolidated Action shall be a precondition to the Settlement or to the dismissal with prejudice of the Consolidated Action or the dismissal of the SIPDA Action.  The Maryland Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses or contribution award.  The Parties have agreed that any dispute regarding the allocation or division of any fees and expenses among Plaintiffs’ Counsel or regarding a contribution award shall have no effect on the Stipulation or the Settlement, unless otherwise required by law.

VIII. CLASS ACTION DETERMINATION AND
INTERIM SETTLEMENT CLASS COUNSEL

            The Maryland Court has ordered that the Consolidated Action shall be preliminarily maintained as a non-opt-out class action pursuant to Maryland Rules 2-231(b), 2-231(c)(1), and 2-231(c)(2), with the Settlement Class defined as set forth above.  Inquiries or comments about the Settlement may be directed to the attention of Interim Settlement Class Counsel as follows:

Paul D. Malmfeldt, Esquire
BLAU & MALMFELDT
566 W. Adams Street, Suite 600
Chicago, IL 60661
Tel: (312) 443-1600
Email: pmalmfeldt@blau-malmfeldt.com

Adam Polk, Esquire
GIRARD SHARP LLP
601 California Street, Suite 1400
San Francisco, CA 94108
Tel: (415) 981-4500
Email: apolk@girardsharp.com

IX. SETTLEMENT FINAL APPROVAL HEARING

            The Maryland Court has scheduled the Settlement Final Approval Hearing to be held on July 16, 2021 at 2:00 p.m. Eastern Time to determine (i) whether the Settlement should be approved as fair, reasonable, adequate, and in the best interests of the Settlement Class and in the best interests of TPR on whose behalf the derivative claims are asserted; (ii) whether Plaintiffs Arthur Magowski and Michelle Barene should be finally approved and designated as the representatives of the Settlement Class and whether Interim Settlement Class Counsel, the law firms of Blau & Malmfeldt, Girard Sharp LLP, and Kramon & Graham, P.A., should be finally approved and confirmed as counsel for the Settlement Class; (iii) whether the Settlement Class should be finally certified; (iv) whether an application by Plaintiffs’ Counsel in the Litigations for an award of attorneys’ fees and reimbursement of expenses should be granted; (v) whether applications on behalf of the named Plaintiffs in the Litigations for contribution awards should be granted; (vi) any other matters as the Court may deem appropriate; and (vii) any objections to any of the foregoing.

            The Settlement Final Approval Hearing will be conducted by remote electronic means using Zoom only.  No in-person hearing will be conducted.  The hearing may be joined through the following link:

Join ZoomGov Meeting
https://mdcourts.zoomgov.com/j/1618011859?pwd=TDhkbThSN0V0RHRTQ0VORm1yV3JnQT09
Meeting ID: 161 801 1859
Passcode: 14183147

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+16692545252,,1618011859#,,,,*14183147# US (San Jose)

+16468287666,,1618011859#,,,,*14183147# US (New York)

Dial by your location
        +1 669 254 5252 US (San Jose)
        +1 646 828 7666 US (New York)
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Meeting ID: 161 801 1859
Passcode: 14183147

Find your local number: https://mdcourts.zoomgov.com/u/aoGubEHaZ

This link also will be posted two weeks before the hearing date of July 16, 2021 on the Settlement Administrator’s website (www.theparkingreitsettlement.com) and on the corporate website of TPR under the Investor Relations section (www.theparkingreit.com/investor-relations/).  As explained below, only Settlement Class Members who have complied with the requirements set forth in Section X below will be allowed to be heard at the Settlement Final Approval Hearing being conducted through Zoom.

            The Court has reserved the right to adjourn the Settlement Final Approval Hearing or any adjournment thereof, including the consideration of any application for an award of attorneys’ fees and reimbursement of expenses or application for a contribution award, without further notice of any kind other than oral announcement at the Settlement Final Approval Hearing or any adjournment thereof.  The Court has also reserved the right to approve the Settlement at or after the Settlement Final Approval Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Settlement Class.

X. RIGHT TO APPEAR AND OBJECT

            Any Settlement Class Member who objects to any aspect of the Settlement and/or the Order and Final Judgment to be entered in the Consolidated Action, or who otherwise wishes to be heard, may participate in person or by the Settlement Class Member’s attorney at the Settlement Final Approval Hearing, in such a manner as may be permitted by the Maryland Court for conducting the hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person other than Interim Settlement Class Counsel and Defendants’ Counsel shall be heard and no papers, briefs, pleadings, or other documents submitted by any Settlement Class Member shall be considered by the Court unless, not later than fourteen (14) calendar days prior to the Settlement Final Approval Hearing, the Settlement Class Member files with the Maryland Court a written, signed notice of intention to appear containing each of the following: (i) the name, address and telephone number of the Settlement Class Member and, if represented by counsel, the name, address and telephone number of the Settlement Class Member’s counsel, (ii) written evidence of each of the date(s) on which the Settlement Class Member purchased or sold TPR common stock, the number of shares purchased or sold on each date, how the shares are held, and the number of shares owned by the Settlement Class Member as of the date on which the written objection is filed with the Court; (iii) a detailed statement of the objections by the Settlement Class Member to any matters before the Court; and (iv) the grounds therefor or the reasons why such Settlement Class Member desires to participate and be heard.  Any Settlement Class Member wishing to make an objection, or otherwise wishing to be heard, must also serve all documents and writings filed by the Settlement Class Member with the Maryland Court in connection therewith upon the counsel of record listed below by first-class mail, by hand-delivery or by overnight mail such that the documents and writings are received by counsel no later than fourteen (14) calendar days prior to the Settlement Final Approval Hearing.

Paul D. Malmfeldt, Esquire
BLAU & MALMFELDT
566 W. Adams Street, Suite 600
Chicago, IL 60661
Counsel for Plaintiff Magowski and Co-Lead Interim Settlement Class Counsel

Adam Polk, Esquire
GIRARD SHARP LLP
601 California Street, Suite 1400
San Francisco, CA 94108
Counsel for Plaintiff Barene and Co-Lead Interim Settlement Class Counsel

G. Stewart Webb, Jr., Esquire
VENABLE LLP
750 E. Pratt Street, Suite 900
Baltimore, MD 21202
Counsel for The Parking REIT, Inc. and
 the Independent Director Defendants

Kristin N. Murphy, Esquire
LATHAM & WATKINS LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Counsel for Michael V. Shustek, MVP Realty Advisors, LLC,
 Vestin Realty Mortgage I, Inc., and Vestin Realty Mortgage II, Inc.

            Any Settlement Class Member who does not object to the Settlement, the class action determination, or any application for an award of attorneys’ fees and reimbursement of expenses or application for a contribution award need not do anything at this time.

UNLESS THE MARYLAND COURT OTHERWISE ORDERS, NO PERSON WILL BE ENTITLED TO OBJECT TO THE APPROVAL OF THE SETTLEMENT, THE CERTIFICATION OF THE SETTLEMENT CLASS, OR THE ORDER AND FINAL JUDGMENT TO BE ENTERED IN THE CONSOLIDATED ACTION, OR OTHERWISE TO BE HEARD AT THE SETTLEMENT FINAL APPROVAL HEARING, EXCEPT BY SERVING AND FILING WRITTEN OBJECTION(S) AS DESCRIBED ABOVE.  THE DEADLINE FOR SERVING AND FILING ANY WRITTEN OBJECTION(S) IS ON OR BEFORE JULY 2, 2021, WHICH IS FOURTEEN (14) CALENDAR DAYS PRIOR TO THE SETTLEMENT FINAL APPROVAL HEARING.  ANY PERSON WHO FAILS TO OBJECT IN THE MANNER DESCRIBED ABOVE SHALL BE DEEMED TO HAVE WAIVED THE RIGHT TO OBJECT (INCLUDING THE RIGHT TO APPEAL) AND WILL BE FOREVER BARRED FROM RAISING SUCH OBJECTION IN THIS OR ANY OTHER ACTION OR PROCEEDING.

XI. ORDER AND FINAL JUDGMENT OF THE COURT

If the Maryland Court determines that the Settlement is fair, reasonable, adequate, and in the best interests of the Settlement Class and of TPR (on the derivative claims), the Parties will ask the Court to enter an Order and Final Judgment, which will, among other things:

1.	approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of the Settlement Class, pursuant to Rule 2-231 of the Maryland Rules, and in the best interests of TPR on whose behalf the derivative claims are asserted;

2.	authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement;

3.	dismiss the Consolidated Action with prejudice on the merits and release the Released Persons from the Released Claims; and

4.	require the parties to the SIPDA Action to dismiss with prejudice that action.

XII. NOTICE TO THOSE HOLDING STOCK FOR THE BENEFIT OF OTHERS

            Brokerage firms, banks, and/or other persons or entities who held shares of TPR common stock for the benefit of others are directed to either (a) within seven (7) calendar days of receipt of this Notice, request from the Settlement Administrator identified below sufficient copies of the Notice to forward to all such beneficial owners and within seven (7) calendar days of receipt of the copies of the Notice, forward them to all such beneficial owners; or (b) within seven (7) calendar days of receipt of this Notice, provide a list of the names and addresses of all such beneficial owners (preferably in electronic format (e.g., excel, csv) to the Settlement Administrator at the following address:

The Parking REIT Settlement
c/o KCC Class Action Services
P.O. Box 43034
Providence, RI 02940-3034

Or by email to: info@theparkingreitsettlement.com

            If you choose the first option, you may obtain from the Settlement Administrator (without cost to you) as many additional copies of the Notice as you need to complete the mailings. Additionally, if you choose to mail the Notice yourself, you may obtain reimbursement for reasonable administrative costs actually incurred in doing so to the extent you would not otherwise have incurred those costs, upon submission of appropriate documentation to the Settlement Administrator and subject to the right of the Maryland Court to resolve disputes concerning any such request for reimbursement. If you choose the second option, the Settlement Administrator will send a copy of the Notice to the beneficial owners whose names and addresses you supply.

XIII. SCOPE OF THIS NOTICE

            This Notice is not all-inclusive.  Information relating to the Settlement may be obtained at the Settlement Administrator’s website (www.theparkingreitsettlement.com).  Questions or comments may be directed to Interim Settlement Class Counsel:

Paul D. Malmfeldt, Esquire
BLAU & MALMFELDT
566 W. Adams Street, Suite 600
Chicago, IL 60661
Tel: (312) 443-1600
Email: pmalmfeldt@blau-malmfeldt.com

Counsel for Plaintiff Magowski and Co-Lead Interim Settlement Class Counsel

Adam Polk, Esquire
GIRARD SHARP LLP
601 California Street, Suite 1400
San Francisco, CA 94108
Tel: (415) 981-4500
Email: apolk@girardsharp.com

Counsel for Plaintiff Barene and Co-Lead Interim Settlement Class Counsel

            The references in this Notice to the pleadings in the Consolidated Action, the SIPDA Action, the Stipulation, and other papers and proceedings in the Litigations are only summaries and do not purport to be comprehensive.  For the full details of the Consolidated Action, the SIPDA Action, claims asserted by the parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, Settlement Class Members are referred to the respective court files.  You or your attorney may examine the respective court files at either: (a) for the Consolidated Action, the office of the clerk of the court, at the Clarence M. Mitchell, Jr. Courthouse, 100 North Calvert Street, Room 462, Baltimore, MD 21202; or (b) for the SIPDA Action, the office of the clerk of the court, U.S. District Court for the District of Nevada, 333 Las Vegas Boulevard South, Las Vegas, Nevada 89101.  In addition, Settlement Class Members may review the complaints filed in the Litigations on the Settlement Administrator’s website, www.theparkingreitsettlement.com.

            Copies of the Stipulation, the Court’s Preliminary Approval Order, and this Notice are posted on the Settlement Administrator’s website and on TPR’s corporate website and will remain posted there through the Effective Date of the Settlement.

            On January 14, 2021, TPR filed with the SEC a Form 8-K attaching as an exhibit the Equity & Contribution Agreement with other agreements as exhibits to said Agreement that are to be executed as part of the Bombe Transactions Closing; and copies of those materials are available through the SEC website (www.sec.gov/edgar/searchedgar/companysearch.html).

DO NOT WRITE OR TELEPHONE EITHER COURT WITH QUESTIONS; PLEASE CONTACT INTERIM SETTLEMENT CLASS COUNSEL.

Dated:April 23, 2021

Form and Substance of Notice Approved by Maryland Court Order Dated April 20, 2021.